Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with the other reporting person of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares of ASML Holding N.V. and any related depositary receipts issued by the Stichting Administratiekantoor TSMC and that this joint filing agreement be included as an exhibit to such joint filing.

TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED

February 6, 2013
(Date)

/s/ Lora Ho
(Signature)

Lora Ho, Senior Vice President and Chief Financial Officer
(Name and Title)

TSMC GLOBAL LTD.

February 6, 2013
(Date)

/s/ Lora Ho
(Signature)

Lora Ho, Director
(Name and Title)